                                                                   EX-99. (h)(2)

                                    EXHIBIT A

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST

                          ACCOUNTING SERVICES AGREEMENT

     THIS EXHIBIT A, as of the date set forth below, is Exhibit A to the Amended and Restated Accounting Services Agreement dated as of May 10, 2006, between PFPC INC. and Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust.

WELLS FARGO FUNDS TRUST

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
100% Treasury Money Market Fund                   A, Service
Aggressive Allocation Fund                        Administrator
Asia Pacific Fund                                 A, C, Investor
Asset Allocation Fund                             A, B, C, Administrator
Balanced Fund/1/                                  Investor
C&B Large Cap Value Fund/2/                       A, B, C, D, Administrator, Institutional
C&B Mid Cap Value Fund/3/                         A, B, C, D, Administrator, Institutional
California Limited-Term Tax-Free Fund             A, C, Administrator
California Tax-Free Fund                          A, B, C, Administrator
California Tax-Free Money Market Fund/4/          A, Service
California Tax-Free Money Market Trust            Single Class
Capital Growth Fund                               A, C, Administrator, Institutional, Investor
Cash Investment Money Market Fund                 Administrator, Institutional, Service, Select
Colorado Tax-Free Fund/5/                         A, B, Administrator
Common Stock Fund/6/                              A, B, C, Z
Conservative Allocation Fund                      Administrator
Corporate Bond Fund/7/                            Advisor, Institutional, Investor
Discovery Fund                                    A, C, Administrator, Investor, Institutional

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/1/ On November 7, 2007, the Board of Trustees approved the merger of the Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the share class modification of the C&B Large Cap Value Fund. Before the end of the third quarter of 2008, Class D will change to Investor Class.

/3/ On November 7, 2007, the Board of Trustees approved the share class modification of the C&B Mid Cap Value Fund. Before the end of the third quarter of 2008, Class D will change to Investor Class.

/4/ On February 6, 2008, the Board of Trustees approved the addition of Institutional Class to the California Tax-Free Money Market Fund, effective on or about March 31, 2008.

/5/ On February 6, 2008, the Board of Trustees approved the addition of Class C to the Colorado Tax-Free Fund, effective on or about March 31, 2008.

/6/ On November 7, 2007, the Board of Trustees approved the share class modification of the Common Stock Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/7/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
Diversified Bond Fund                             Administrator
Diversified Equity Fund                           A, B, C, Administrator
Diversified Small Cap Fund                        Administrator
Dividend Income Fund/8/                           Administrator, Investor
Emerging Growth Fund/9/                           Administrator, Investor
Emerging Markets Equity Fund                      A, B, C, Administrator
Endeavor Large Cap Fund/10/                       A, B, C
Endeavor Select Fund                              A, B, C, Administrator, Institutional
Enterprise Fund/11/                               Administrator, Advisor, Institutional, Investor
Equity Income Fund                                A, B, C, Administrator
Equity Index Fund/12/                             A, B
Equity Value Fund                                 A, B, C, Administrator, Institutional
Government Money Market Fund                      A, Administrator, Institutional, Service
Government Securities Fund/13/                    C, Administrator, Advisor, Institutional, Investor
Growth and Income Fund/14/                        Administrator, Advisor, Institutional, Investor
Growth Balanced Fund                              A, B, C, Administrator
Growth Equity Fund                                A, B, C, Administrator, Institutional
Growth Fund/15/                                   C, Administrator, Advisor, Institutional, Investor
Heritage Money Market Fund                        Administrator, Institutional, Select
High Income Fund/16/                              Advisor, Institutional, Investor
High Yield Bond Fund/17/                          A, B, C

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/8/ On November 7, 2007, the Board of Trustees approved a sub-adviser change to the Dividend Income Fund. Subject to shareholder approval of a new sub-advisory agreement, which is expected to occur by the end of the second quarter of 2008, Class A, C and Institutional will be added and the Fund will be renamed the Large Company Value Fund.

/9/ On November 7, 2007, the Board of Trustees approved the addition of Class A, Class C and Institutional Class to the Emerging Growth Fund, effective on or about March 31, 2008.

/10/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/11/ On November 7, 2007, the Board of Trustees approved a share class modification and the addition of Class C to the Enterprise Fund. Class C will become effective on or about March 31, 2008 and the Advisor Class will change to Class A before the end of the third quarter of 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/13/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund and share class modification. Subject to shareholder approval of the fund merger, Class A and Class B will be added and Advisor Class will change to Class A before the end of the third quarter of 2008.

/14/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. Effective before the end of the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund, Class B and Class C shares will be added and the Advisor Class will change to Class A.

/15/ On November 7, 2007, the Board of Trustees approved the share class modification of the Growth Fund. Before the end of the third quarter of 2008, Advisor Class will change to Class A.

/16/ On November 7, 2007, the Board of Trustees approved the merger of the High
     Yield Bond Fund into the High Income Fund and share class modification. Subject to shareholder approval of the fund merger, Class B and Class C will be added and Advisor Class will change to Class A before the end of the third quarter of 2008.

/17/ On November 7, 2007, the Board of Trustees approved the merger of the High
     Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
Income Plus Fund/18/                              A, B, C
Index Fund/19/                                    Administrator, Investor
Inflation-Protected Bond Fund                     A, B, C, Administrator
Intermediate Government Income Fund/20/           A, B, C, Administrator
Intermediate Tax-Free Fund/21/                    A, C, Investor
International Core Fund                           A, B, C, Administrator
International Equity Fund/22/                     A, B, C, Administrator, Institutional
International Value                               A, B, C, Administrator, Institutional
Large Cap Appreciation Fund                       A, B, C, Administrator, Institutional
Large Cap Growth Fund                             Investor
Large Company Core Fund/23/                       A, B, C, Z, Administrator
Large Company Growth Fund/24/                     A, B, C, Z, Administrator, Institutional
Life Stage - Aggressive Portfolio/25/             Investor
Life Stage - Conservative Portfolio/26/           Investor
Life Stage - Moderate Portfolio/27/               Investor
Managed Account CoreBuilder Shares Series G/28/   Single Class
Managed Account CoreBuilder Shares Series M/28/   Single Class
Mid Cap Disciplined Fund                          A, C, Administrator, Institutional, Investor

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/18/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund and addition of Investor and Institutional Classes. Subject to shareholder approval of the fund merger, Investor and Institutional Classes will be added before the end of the third quarter of 2008.

/19/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. As a result of the merger, Class A and Class B shares will be added before the end of the third quarter of 2008.

/20/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/21/ On November 7, 2007, the Board of Trustees approved the addition of
     Administrator and Institutional Classes and a fund name change from the Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund. The name change will become effective November 1, 2008 and the additional classes will be added on or about March 31, 2008.

/22/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund and addition of an Investor Class. Subject to shareholder approval, Investor Class will be added before the end of the third quarter of 2008.

/23/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/24/ On November 7, 2007, the Board of Trustees approved the share class modification of the Large Company Growth Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/25/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Aggressive Portfolio into the Aggressive Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/26/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Conservative Portfolio into the Moderate Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/27/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Moderate Portfolio into the Growth Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/28/ On November 7, 2007, the Board of Trustees approved the establishment of the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M which are expected to commence operations on or about February 29, 2008.

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
Mid Cap Growth Fund/29/                           A, B, C, Z
Minnesota Money Market Fund                       A
Minnesota Tax-Free Fund/30/                       A, B, C, Z, Administrator
Moderate Balanced Fund                            A, B, C, Administrator
Money Market Fund                                 A, B, Investor
Money Market Trust                                Single Class
Municipal Bond Fund/31/                           A, B, C, Administrator, Investor
Municipal Money Market Fund/32/                   Investor
National Limited-Term Tax-Free Fund/33/           A, B, C, Administrator
National Tax-Free Fund/34/                        A, B, C, Administrator
National Tax-Free Money Market Fund               A, Institutional, Service, Administrator
National Tax-Free Money Market Trust              Single Class
Opportunity Fund/35/                              Administrator, Advisor, Investor
Overland Express Sweep Fund                       Single Class
Overseas Fund/36/                                 Institutional, Investor
Prime Investment Money Market Fund                Institutional, Service
Short Duration Government Bond Fund               A, B, C, Administrator, Institutional
Short-Term Bond Fund/37/                          Advisor, Institutional, Investor
Short-Term High Yield Bond Fund/38/               Advisor, Investor

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/29/ On November 7, 2007, the Board of Trustees approved a share class modification and the addition of Administrator and Institutional Classes to the Mid Cap Growth Fund. The Administrator and Institutional Classes will become effective on or about March 31, 2008 and Class Z will change to Investor Class before the end of the third quarter of 2008.

/30/ On November 7, 2007, the Board of Trustees approved the share class modification of the Minnesota Tax-Free Fund. Before the end of the third quarter of 2008, Class Z will change to Administrator Class.

/31/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund and addition of an Institutional Class. Subject to shareholder approval of the merger, the Institutional Class will be added before the end of the third quarter of 2008.

/32/ On February 6, 2008, the Board of Trustees approved the addition of
     Institutional Class to the Municipal Money Market Fund, effective on or about March 31, 2008.

/33/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/34/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/35/ On November 7, 2007, the Board of Trustees approved a share class modification and the addition of Class C to the Opportunity Fund. Class C will become effective on or about March 31, 2008 and the Advisor Class will change to Class A before the end of the third quarter of 2008.

/36/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/37/ On November 7, 2007, the Board of Trustees approved a share class modification and the addition of Class C to the Short-Term Bond Fund. Class C will become effective on or about March 31, 2008 and the Advisor Class will change to Class A before the end of the third quarter of 2008.

/38/ On November 7, 2007, the Board of Trustees approved a share class modification and the addition of Class C to the Short-Term High Yield Bond Fund. Class C will become effective on or about March 31, 2008 and the Advisor Class will change to Class A before the end of the third quarter of 2008.

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
Short-Term Municipal Bond Fund/39/                C, Investor
Small Cap Disciplined Fund/40/                    Administrator, Institutional, Investor
Small Cap Growth Fund/41/                         A, B, C, Z, Administrator, Institutional
Small Cap Opportunities Fund                      Administrator
Small Cap Value Fund/42/                          A, B, C, Z, Institutional
Small Company Growth Fund/43/                     A, B, C, Administrator
Small Company Value Fund                          A, B, C, Administrator
Small/Mid Cap Value Fund                          A, C, Administrator, Investor, Institutional
Specialized Financial Services Fund               A, B, C
Specialized Technology Fund/44/                   A, B, C, Z
Stable Income Fund                                A, B, C, Administrator
Strategic Income Fund                             A, B, C
Strategic Small Cap Value Fund                    A, C, Administrator
Target Today Fund                                 A, B, C, Administrator, Institutional, Investor
Target 2010 Fund                                  A, B, C, Administrator, Institutional, Investor
Target 2015 Fund                                  Administrator, Institutional, Investor
Target 2020 Fund                                  A, B, C, Administrator, Institutional, Investor
Target 2025 Fund                                  Administrator, Institutional, Investor
Target 2030 Fund                                  A, B, C, Administrator, Institutional, Investor
Target 2035 Fund                                  Administrator, Institutional, Investor
Target 2040 Fund                                  A, B, C, Administrator, Institutional, Investor
Target 2045 Fund                                  Administrator, Institutional, Investor
Target 2050 Fund                                  Investor, Institutional, Administrator
Total Return Bond Fund/45/                        A, B, C, Z, Administrator, Institutional
Treasury Plus Money Market Fund/46/               A, Institutional, Service
U.S. Value Fund/47/                               A, B, C, Z, Administrator

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/39/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund and addition of Class A and Institutional Class. Subject to shareholder approval of the fund merger, Class A and Institutional Class will be added before the end of the third quarter of 2008.

/40/ On November 7, 2007, the Board of Trustees approved the addition of Class A and Class C to the Small Cap Disciplined Fund, effective on or about March 31, 2008.

/41/ On November 7, 2007, the Board of Trustees approved the share class modification of the Small Cap Growth Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/42/ On November 7, 2007, the Board of Trustees approved the share class modification of the Small Cap Value Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/43/ On February 6, 2008, the Board of Trustees approved the addition of
     Institutional Class to the Small Company Growth Fund, effective on or about March 31, 2008.

/44/ On November 7, 2007, the Board of Trustees approved the share class modification of the Specialized Technology Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/45/ On November 7, 2007, the Board of Trustees approved the share class modification of the Total Return Bond Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/46/ On February 6, 2008, the Board of Trustees approved the addition of
     Administrator Class to the Treasury Plus Money Market Fund, effective on or about March 31, 2008.

/47/ On November 7, 2007, the Board of Trustees approved the share class modification of the U.S. Value Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
Ultra Short-Term Income Fund/48/                  Administrator, Advisor, Institutional, Investor
Ultra Short-Term Municipal Income Fund/49/        Advisor, Institutional, Investor
Ultra-Short Duration Bond Fund/50/                A, B, C, Z
Value Fund/51/                                    A, B, C, Investor, Administrator
WealthBuilder Conservative Allocation Portfolio   Single Class
WealthBuilder Equity Portfolio                    Single Class
WealthBuilder Growth Allocation Portfolio         Single Class
WealthBuilder Growth Balanced Portfolio           Single Class
WealthBuilder Moderate Balanced Portfolio         Single Class
WealthBuilder Tactical Equity Portfolio           Single Class
Wisconsin Tax-Free Fund/52/                       C, Investor

WELLS FARGO MASTER TRUST

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
C&B Large Cap Value Portfolio                     Single Class
Disciplined Growth Portfolio                      Single Class
Diversified Fixed Income Portfolio                Single Class
Diversified Stock Portfolio                       Single Class
Emerging Growth Portfolio                         Single Class
Equity Income Portfolio                           Single Class
Equity Value Portfolio                            Single Class
Index Portfolio                                   Single Class
Inflation-Protected Bond Portfolio                Single Class
International Core Portfolio                      Single Class
International Growth Portfolio                    Single Class
International Index Portfolio                     Single Class
International Value Portfolio                     Single Class
Large Cap Appreciation Portfolio                  Single Class
Large Company Growth Portfolio                    Single Class
Managed Fixed Income Portfolio                    Single Class
Money Market Portfolio                            Single Class
Small Cap Index Portfolio                         Single Class
Small Company Growth Portfolio                    Single Class

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/48/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund and share class modification. As a result of the merger, Class C shares will be added and the Advisor Class will change to Class A before the end of the third quarter of 2008.

/49/ On November 7, 2007, the Board of Trustees approved a share class modification and the addition of Class C to the Ultra Short-Term Municipal Income Fund. Class C will become effective on or about March 31, 2008 and the Advisor Class will change to Class A before the end of the third quarter of 2008.

/50/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/51/ On November 7, 2007, the Board of Trustees approved the merger of the Value
     Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/52/ On November 7, 2007, the Board of Trustees approved the addition of Class A to the Wisconsin Tax-Free Fund, effective on or about March 31, 2008.

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
Small Company Value Portfolio                     Single Class
Stable Income Portfolio                           Single Class
Strategic Small Cap Value Portfolio               Single Class
Total Return Bond Portfolio                       Single Class

WELLS FARGO VARIABLE TRUST

NAMES OF PORTFOLIOS                               EXISTING CLASSES
-------------------                               ----------------
VT Asset Allocation Fund                          Single Class
VT C&B Large Cap Value Fund                       Single Class
VT Discovery Fund                                 Single Class
VT Equity Income Fund                             Single Class
VT International Core Fund                        Single Class
VT Large Company Core Fund                        Single Class
VT Large Company Growth Fund                      Single Class
VT Money Market Fund                              Single Class
VT Opportunity Fund                               Single Class
VT Small Cap Growth Fund                          Single Class
VT Small/Mid Cap Value Fund                       Single Class
VT Total Return Bond Fund                         Single Class

Exhibit A amended: February 6, 2008

     The foregoing exhibit is agreed to as of February 6, 2008 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST                PFPC INC.


By:                                    By:
    --------------------------------       ------------------------------------
Name: Stephen Leonhardt                Name: James A. Gallo
Title: Treasurer                       Title: Vice President & Managing Director


WELLS FARGO MASTER TRUST


By:
    ---------------------------------
Name: Stephen Leonhardt
Title: Treasurer


WELLS FARGO VARIABLE TRUST


By:
    ---------------------------------
Name: Stephen Leonhardt
Title: Treasurer